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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Coastway Bancorp, Inc.'s Registration Statements No. 333-193362 and 333-205846 on Forms S-8 of our report dated March 19, 2015 on the consolidated financial statements of Coastway Bancorp, Inc. and Subsidiary as of December 31, 2014 and for the year then ended, appearing in this Annual Report on Form 10-K.

/s/ WOLF & COMPANY, P.C.

Boston, Massachusetts
March 15, 2016

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  Exhibit 23.2